THE BANK OF NEW
YORK
NEW YORKS FIRST BANK - FOUNDED 1784 BY ALEXANDER
HAMILTON
101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN  DEPOSITARY  RECEIPTS


February 28, 2007

U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary Shares evidenced by
American Depositary Receipts representing series B shares without par value of Grupo
Aeroportuario del Pacifico, S.A. de C.V. ( Form
F-6, Registration N0. 333-131287)

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the new name of the Company.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the revised form of ADR certificate.

Please contact me with any questions or
comments on 212 815-4831.

Very truly yours,


___________________
Monica Vieira
Assistant Vice President
Tel (212) 815-4831
Fax (212) 571-3050
E-mail: mvieira@BankofNY.com


Encl.

cc:    Paul Dudek, Esq.